UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

BENITEC BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3940 Trust Way, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Compliance with Nasdaq Listing Rule 5550(b)(1)

As of June 30, 2023, Benitec Biopharma Inc. (the “Company”) was not in compliance with The Nasdaq Stock Market LLC’s (“Nasdaq”) Listing Rule 5550(b)(1) because, as reported by the Company in its Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “Form 10-K”), its stockholders’ equity as of such date was below the minimum stockholders’ equity requirement of $2,500,000 (the “Stockholders’ Equity Requirement”).

However, as disclosed in Note 15. Subsequent Events to the consolidated financial statements included in the Form 10-K, on August 11, 2023, the Company consummated the Offering (as described below) resulting in net proceeds to the Company from the Offering of approximately $28.6 million, after deducting underwriting discounts and commissions and other Offering expenses, and excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants or the Common Warrants (as described below).

As a result of the Offering, the Company regained compliance with Nasdaq Listing Rule 5550(b)(1).

The Company understands that Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement. If, at the time of its next periodic report, the Company does not evidence compliance with the Stockholders’ Equity Requirement, the Company may be subject to delisting.

August 2023 Underwritten Offering

As previously reported, on August 11, 2023, the Company consummated an underwritten public offering (the “Offering”) in which the Company sold (i) 875,949 shares of its common stock, par value $0.0001 per share (the “Common Stock”), (ii) 15,126,226 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 15,126,226 shares of Common Stock and (iii) 16,002,175 common warrants (the “Common Warrants”) to purchase up to 16,002,175 shares of Common Stock, with each Common Warrant accompanying each issued share of Common Stock and/or Pre-Funded Warrant. The combined purchase price for each share of Common Stock and accompanying Common Warrant was $1.93, which was allocated as $1.9299 per share of Common Stock and $0.0001 per Common Warrant. The combined purchase price for each Pre-Funded Warrant and accompanying Common Warrant was $1.9299, which was allocated as $1.9298 per Pre-Funded Warrant and $0.0001 per Common Warrant. The net proceeds to the Company from the Offering were approximately $28.6 million, after deducting underwriting discounts and commissions and other Offering expenses, and excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants or the Common Warrants.

The shares of Common Stock, Pre-Funded Warrants and Common Warrants were offered by the Company pursuant to the Registration Statement on Form S-1 (File No. 333-273177), which was initially filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2023, amended on July 31, 2023, August 3, 2023 and August 7, 2023 and declared effective by the Commission on August 8, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BENITEC BIOPHARMA INC.

Date: September 28, 2023		/s/ Jerel A. Banks
	Name:	Jerel A. Banks
	Title:	Chief Executive Officer